Exhibit 99.1

SoundHound AI Strengthens Its Leadership in Agentic AI with the Acquisition of Interactions, a Pioneer in AI for Customer Service and Workflow Orchestration

Deal Further Positions SoundHound AI at the Forefront of Breakthrough Innovation and the Rapid Expansion of AI Agents

SANTA CLARA, Calif., September 9, 2025 – SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice and conversational AI, today announced the acquisition of Interactions, a pioneer in AI for customer service and workflow orchestration. This strategic deal is expected to strengthen and extend SoundHound’s growing leadership in Agentic AI and accelerate its market penetration in customer service across enterprise businesses.

The combination also introduces major new powerhouse brands to the SoundHound customer portfolio, including global consumer icons, large technology device brands, insurers, automakers, and other preeminent Fortune 100 companies across industries.

One of the early pioneers in AI for customer service, Interactions provides businesses with AI-powered voice assistants to enhance customer engagement while improving productivity. The potential synergies with SoundHound’s existing solutions – including complementary capabilities – are expected to grow the company’s enterprise business. This includes generating significant new revenue through product, geographic, and channel expansion, as well as cross-sell and upsell opportunities.

With two decades of innovation and IP, customer accumulation, enterprise integration, and large amounts of production data, Interactions will help SoundHound AI to reshape the future of customer service.

SoundHound will provide a full-suite of options for omnichannel Agentic AI and offer a path to full AI automation for customers that have historically relied exclusively on human-in-the-loop or agent-only solutions, significantly expanding SoundHound’s addressable market. The company’s customer experience platform is also designed to integrate seamlessly into any contact center, providing innovation and scale for any business.

Key Facts:

●	Introduces a diverse new client base across a range of verticals, building out SoundHound’s existing customer portfolio across retail, insurance, and others.

●	Brings multiple new global brands, including sports retailers, technology device manufacturers, insurers, automakers, and more.

●	Strengthens SoundHound’s existing intellectual property, bringing the combined total to nearly 400 patents.

●	Complementary technology enables the company to provide a full-suite of options for omnichannel Agentic AI and a path to automation for customers that have relied on human-in-the-loop or agent-only solutions.

●	Creates opportunities for revenue generation, including cross-selling and up-selling.

Since going public in 2022, SoundHound has been able to augment its growth and portfolio diversity through targeted and strategic acquisitions. By successfully combining these various organizations, the company has extended and reinforced its leadership in Agentic AI, where they were one of the first to bring a fully agentic platform to market.

“We’re rapidly moving towards a future of AI agents, where voice and conversational AI are absolutely integral to high quality customer service. This has always been SoundHound’s vision, and we’re committed to working with the very best to get there,” said Keyvan Mohajer, CEO & Co-Founder of SoundHound AI. “Interactions is unquestionably a pioneer in the field, with a client roster with incredible breadth and depth. Bringing them on board makes SoundHound even stronger as we establish the company as a true leader for the new AI era.”

“SoundHound has consistently set itself apart from the pack, with exceptional technology, a history of unparalleled innovation, and a deep understanding of what businesses need to uplevel their customer experience,” said Mike Iacobucci, CEO of Interactions. “The union of our two companies will give the businesses we serve unrivalled choice, flexibility, and scale. And as the market shifts towards more agentic interactions, SoundHound can rise to meet that need.”

This acquisition follows SoundHound’s strongest ever quarter, which saw revenue grow by three times year-over-year. The company also reported strong data points across all pillars underpinning these reported financials, including the major milestone of processing nearly 3 billion conversational AI queries per quarter.

The acquisition consideration consists of approximately $60 million in cash payable at close, with the potential for additional payments earned contingent on the achievement of certain revenue milestones. The transaction is expected to be immediately accretive to SoundHound’s operating profitability. At closing, the combined company holds over $270 million of cash on hand with no outstanding debt.

Learn more about SoundHound AI here.

About SoundHound AI

SoundHound AI (Nasdaq: SOUN), a global leader in voice and conversational AI, delivers solutions that allow businesses to offer superior experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators and service providers across retail, financial services, healthcare, automotive, smart devices, and restaurants. The company’s various groundbreaking AI-driven products include Smart Answering, Smart Ordering, Dynamic Drive-Thru, and the Amelia Platform, which powers AI Agents for enterprise. In addition, SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, and Autonomics, a category-leading operations platform that automates IT processes, have allowed SoundHound to power millions of products and services, and process billions of interactions each year for world class businesses.

About Interactions

Interactions provides Intelligent Virtual Assistants that seamlessly assimilate conversational AI and human understanding to enable businesses to engage with their customers in highly productive and satisfying conversations. With flexible products and solutions designed to meet the growing demand for unified, omnichannel customer care, Interactions is delivering unprecedented improvements in the customer experience and significant cost savings for some of the largest brands in the world. Founded in 2004, Interactions is headquartered in Franklin, Massachusetts with additional offices worldwide. For more information, visit www.interactions.com.

Forward Looking Statements

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning SoundHound’s ability to implement its business strategy and anticipated business and operations and its ability to successfully integrate Interactions and realize the benefits of the acquisition, including generating significant new revenue opportunities, being immediately accretive to SoundHound’s operating profitability, growing SoundHound’s leadership in Agentic AI and accelerating its market penetration in customer service across enterprise businesses. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by SoundHound and its management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements.

SoundHound’s actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business, including the challenges and costs of integrating and achieving anticipated synergies and benefits of the Interactions acquisition and the risk that the anticipated benefits of the transaction may not be fully realized or take longer to realize than expected, SoundHound’s market opportunity and its ability to acquire new customers and retain existing customers, including customers of Interactions, and those other factors described in SoundHound’s risk factors set forth in its filings with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. SoundHound does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media Contact

Fiona McEvoy

415-610-6590

PR@SoundHound.com

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